UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 13, 2020

CALIX, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-34674	68-0438710
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2777 Orchard Parkway, San Jose, California		95134
(Address of principal executive offices)		(Zip Code)

(408) 514-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.025 per share	CALX	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act).  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
At the annual meeting of stockholders of Calix, Inc. (the “Company”) on May 13, 2020, the stockholders approved the following proposals, casting their votes as follows:
Proposal 1: To elect three Class I directors to the Company’s Board of Directors to serve until the 2023 annual meeting of stockholders or until their successors are elected:

Nominee	For	Withheld	Broker Non-Votes
Kathy Crusco	40,920,929	740,566	9,103,546
Kevin DeNuccio	41,192,304	469,191	9,103,546
Michael Everett	40,878,523	782,972	9,103,546

Proposal 2: To approve the Amended and Restated 2019 Equity Incentive Award Plan (“2019 Plan”) to increase the number of shares of common stock issuable under the 2019 Plan by 3,500,000:

For	Against	Abstained	Broker Non-Votes
37,007,646	4,641,985	11,864	9,103,546

Proposal 3: To approve the Amended and Restated Nonqualified Employee Stock Purchase Plan (“Nonqualified ESPP”) to amend certain terms and increase the number of shares of common stock issuable under the Nonqualified ESPP by 1,200,000:

For	Against	Abstained	Broker Non-Votes
39,768,924	1,883,180	9,391	9,103,546

Proposal 4: To approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers:

For	Against	Abstained	Broker Non-Votes
38,561,696	3,073,317	26,482	9,103,546

Proposal 5: To ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020:

For	Against	Abstained
50,712,283	12,308	40,450

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 14, 2020	CALIX, INC.

		By:	/s/ Suzanne Tom
Suzanne Tom
Senior Vice President, General Counsel

4